[PGI Letterhead]

March 25, 2025

State Street Global Services
One Congress Street
Boston, Massachusetts 02114-2016
Attention: David Whelan, Vice President

Re: Principal Exchange-Traded Funds (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Principal Capital Appreciation Select ETF (the “Portfolio”).

In accordance with Section 20.5, the Additional Portfolios provision, of the Custodian Agreement dated as of May 21, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                Sincerely,

PRINCIPAL EXCHANGE-TRADED FUNDS
on behalf of:
PRINCIPAL CAPITAL APPRECIATION SELECT ETF

By:     /s/ Adam Shaikh
Name: Adam U. Shaikh
Title: Vice President & Assistant General Counsel

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By: /s/ David Whelan
Name: David Whelan
Title: Managing Director

Effective Date: March 25, 2025

        EXHIBIT A

APPENDIX A
TO
Custodian agreement

Principal Active High Yield ETF
Principal Capital Appreciation Select ETF
Principal Focused Blue Chip ETF
Principal International Equity ETF
Principal Investment Grade Corporate Active ETF
Principal Quality ETF
Principal Real Estate Active Opportunities ETF
Principal Spectrum Preferred Securities Active ETF
Principal Spectrum Tax-Advantaged Dividend Active ETF
Principal U.S. Mega-Cap ETF
Principal U.S. Small-Cap ETF
Principal Value ETF